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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AVANT! CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVANT! CORPORATION
46871 BAYSIDE PARKWAY
FREMONT, CALIFORNIA 94538

April 23, 2001

TO THE STOCKHOLDERS OF AVANT! CORPORATION

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Avant! Corporation (the "Company"), which will be held at the Company's offices at 46871 Bayside Parkway, Fremont, California 94538, on May 22, 2001, at 9:00 a.m., Pacific Daylight Time.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

    It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      Gerald C. Hsu
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                      AND CHAIRMAN OF THE BOARD OF DIRECTORS

AVANT! CORPORATION
46871 BAYSIDE PARKWAY
FREMONT, CALIFORNIA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001

    The Annual Meeting of Stockholders (the "Annual Meeting") of Avant! Corporation (the "Company") will be held at the Company's offices at 46871 Bayside Parkway, Fremont, California 94538, on May 22, 2001, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect seven members of the Board of Directors of the Company;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2001; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement.

    Only stockholders of record at the close of business on April 19, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's offices located at 46871 Bayside Parkway, Fremont, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      James C. Chiang
                      SECRETARY

Fremont, California
April 23, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

AVANT! CORPORATION
46871 BAYSIDE PARKWAY
FREMONT, CALIFORNIA 94538

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2001

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Avant! Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 46871 Bayside Parkway, Fremont, California 94538, on May 22, 2001, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 23, 2001.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 19, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 37,432,477 shares of Common Stock outstanding. Each stockholder of record on April 19, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on that date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

    The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

    PROPOSAL 1.  Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The seven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

    PROPOSAL 2.  Ratification of the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent public accountants for the year ending December 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as entitled to vote on the proposal and thus will have no effect on the outcome of the vote on the proposal.

PROXIES

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors (the "Board") and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, all such shares represented by duly signed and timely submitted proxies will be voted for the Nominees of the Board (as set forth in Proposal No. 1), for Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You also may revoke or change your proxy and request additional copies of the Annual Report and Proxy Statement at any time before the Annual Meeting by sending a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices, which notice must be received by the Secretary of the Company before the beginning of the Annual Meeting. You also may automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted. Requests for additional copies of the Annual Report and Proxy Statement to be delivered to stockholders with a shared address may be made be calling the Company at the Company's address or by calling (510) 413-8000.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    The directors who are being nominated for election to the Board (the "Nominees"), their ages as of December 31, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. As of the date of this Proxy Statement, all seven nominees are currently members of the Board and the Board is not aware of any Nominee who is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company, to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Held With the Company
Gerald C. Hsu	55	President, Chief Executive Officer and Chairman of the Board
Moriyuki Chimura	52	Director
Nelson Lane Kelley(2)	63	Director
Toyohiko Muraki(2)(3)	58	Director
Charles L. St. Clair(1)	70	Director
Kenneth Tai(2)	50	Director
Dan Taylor(3)	62	Director

(1)
Mr. St. Clair resigned as a member of both the Audit and Compensation Committees on October 1, 2000.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

    MR. HSU joined the Company in March 1994 as President, Chief Executive Officer and a director, and has been Chairman of the Board since November 1995. From July 1991 to March 1994, Mr. Hsu was employed by Cadence Design Systems, Inc., an electronic design automation company, where his last position was President and General Manager of the IC Design Group. Mr. Hsu is the father of John H. Hsu who serves as Avant! Asia President and General Manager. Mr. Hsu holds an M.S. in Oceanic Engineering from the Massachusetts Institute of Technology, an M.S. in Mechanics and Hydraulics from the University of Iowa and a B.S. in Applied Mathematics from the National Chung-Hsing University. On August 10, 2000, after a grand jury investigation, the Santa Clara County District Attorney's office filed a criminal indictment against Mr. Hsu, the Company and certain other of the Company's current and former employees alleging conspiracy to commit trade secret theft, conspiracy to withhold and conceal stolen property, conspiracy to commit securities fraud, theft of trade secrets, withholding or concealing stolen property, making an unauthorized copy of an article containing a trade secret, and committing a fraudulent practice in connection with the offer or sale of a security. No trial date has been set; the parties are preparing for trial and Judge Rushing was assigned on March 28, 2001 to preside over the case.

    MR. CHIMURA has served as a director of the Company since March 1998. Mr. Chimura has been the President of Maingate Electronics, KK since September 2000. Prior to that, he served as CEO Staff of the Company from May 2000 to September 2000, Executive Operating Officer, Engineering

from April 1999 to May 2000 and Executive Staff, Customers from August 1998 to March 1999. Prior to joining the Company, he was General Manager of Galax!, Inc., a subsidiary of the Company ("Galax!"), from April 1998 to July 1998. Prior to joining Galax!, Mr. Chimura served as President of Panasonic Semiconductor Development Company, a division of Matsushita Semiconductor Corporation of America and a developer of microcontroller systems and ASIC products, from April 1997 to March 1998. From April 1992 to March 1997, Mr. Chimura served as General Manager of the Semiconductor Group of Matsushita Electronics Corporation. Mr. Chimura holds an M.S. in Electrical Engineering from Gifu University.

    MR. KELLEY has been a director of the Company and has served as a member of the Audit Committee since September 2000. Mr. Kelley has been a Professor of International Management at the University of Hawaii since 1981. At the University of Hawaii, he currently serves as the Chair of the International Management Department, a position which he also held from 1981 to 1988. In 1996, Mr. Kelley was a visiting scholar under the Fullbright program at Korea University. From 1992 to 1993, Mr. Kelley was a visiting professor at the Chinese University of Hong Kong and is now serving as its External Examiner. In 1990, he was a visiting fellow at KDI, a Korean think-tank. Mr. Kelley was the University of Hawaii's Director of Graduate Studies from 1986-1990 and Director and Founder of the Pacific Asia Consortium for Business Education and Research. He has also served as president of the Association for Business Simulation and Experiential Learning and as a consultant and executive trainer for many U.S., Polynesian and Asian firms. Mr. Kelley holds a Ph.D. in Management from North Texas State University.

    MR. MURAKI has been a director of the Company and has served as a member of both the Audit Committee and Compensation Committee since September 2000. Mr. Muraki has served as the President of Advanced Technology Transfer, Inc., an engineering consulting services provider, since he founded that corporation in 1985. Mr. Muraki also serves as a member of the Nuclear Quality Assurance Committee of the American Society of Mechanical Engineers. From 1975 to 1985, he served as engineer and later as manager at Atomic Energy of Canada, EDS Nuclear and Computech Engineering. From 1972 to 1974, he was a researcher at the Massachusetts Institute of Technology. Mr. Muraki holds an M.S. and a Ph.D. in Naval Architecture from the University of Tokyo.

    MR. ST. CLAIR served the Company as Director of Administration at its RTP Facility in Durham, North Carolina, from June 1996 to April 1997 and was employed by the Company as a consultant from April 1997 to September 2000. He has been a director of the Company since September 1997 and served as a member of the Audit Committee and the Compensation Committee until October 1, 2000. Mr. St. Clair served as Secretary of the Company from September 1998 until September 2000. From February 1995 to March 1996, Mr. St. Clair was employed by Interlink Corporation of America as Director, Southern Africa Operations. From January 1993 to January 1995, he was employed by Deloitte & Touche as an Industrial Advisor to the Botswana Development Corporation Ltd. Mr. St. Clair holds a B.S. in Economics and Management from Arizona State University and a B.F.T., Latin America from the American Graduate School for International Management.

    MR. TAI has been a director of the Company since October 1999. Mr. Tai has been the Chairman of InveStar Capital, Inc., a venture capital management firm based in Taiwan, since March 1996. Since April 1998, he also has served as the Chairman of DigiTimes Publication, Inc., a daily newspaper addressing technology issues in Taiwan. Mr. Tai is a member of Forefront Venture Partners, L.P., a limited partnership that invests primarily in technology start-up companies, in which the Company holds 53.9% of the limited partnership interests. From January 1995 to February 1998, Mr. Tai served as the Chairman of interNex Information Services, Inc., a California-based Internet service provider. Mr. Tai is currently a director of AltiGen Communications, Inc. and eleven private companies in the semiconductor, software and telecommunication fields both in the United States and in Taiwan. Mr. Tai was a co-founder of the Acer Group, and held various positions with the Acer Group, including Vice President of Worldwide Sales and Marketing, and President of the Acer Group USA from 1990 to

March 1993. Mr. Tai holds a B.S. degree in Electrical Engineering from the National Chiau Tung University in Taiwan and an MBA from Tam-kang University in Taiwan. Mr. Tai has served as a member of the Audit Committee since December 15, 1999.

    MR. TAYLOR has been a director of the Company since January 1999. Mr. Taylor, a retired Federal employee, served as a natural and cultural resource manager for the U.S. National Park Service from 1968 to 1995. Since his retirement, Mr. Taylor has served as a Consultant for the Association in Rural Development in China, Burma, Indonesia, Pakistan and Uganda. He lectured in Natural Resources at the Santa Rosa Junior College from August to October 2000. Mr. Taylor lectured in Geography at the University of Hawaii prior to joining Avant! as a director. Mr. Taylor holds an M.A. in Geography from San Francisco State University. Mr. Taylor became a member of the Compensation Committee on April 1, 1999. He also served as a member of the Audit Committee from April 1, 1999 to November 29, 1999.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the year ended December 31, 2000, the Board held 11 meetings and acted by unanimous written consent on nine occasions. For the year, each of the current directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which each such director served, except for Mr. Tai, who only attended 64% of the total number of meetings of the Board. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Secondary Option Committee.

Compensation and Secondary Option Committee

    During the year ended December 31, 2000, the Compensation Committee of the Board met five times and acted by written consent on one occasion. The Compensation Committee is authorized to administer and grant certain options under the 1995 Stock Option/Stock Issuance Plan and the 2000 Stock Option/Stock Issuance Plan (collectively, the "Option Plans"), and to review the performance of and set performance goals for and the compensation and bonus structure of the Chief Executive Officer of the Company. The Chief Executive Officer has the exclusive authority to set the compensation of all other executive and non-executive employees, including salary and cash bonus levels each fiscal year. Currently, the members of the Compensation Committee are Mr. Taylor and Mr. Muraki. Mr. St. Clair resigned as a member of the Compensation Committee on October 1, 2000.

    The Compensation Committee approved an eight-year employment agreement with Gerald C. Hsu, the Company's President, Chief Executive Officer and Chairman of the Board, with certain minimum salary and bonus amounts, in order to motivate Mr. Hsu to continue to lead the Company in the long term. See the description in the Report of Executive Compensation section of this Proxy under the heading "CEO Compensation." The entire Board, and not the Compensation Committee, evaluated the issuance of shares of the Company's subsidiary, Avant! Hi Tech, to the Chief Executive Officer and certain other executive officers. See the discussion in Certain Relationships and Related Transactions section of this Proxy under the heading entitled "Avant! Hi Tech."

    During the year ended December 31, 2000, the Secondary Option Committee of the Board acted by written consent on four occasions. The Secondary Option Committee is authorized to administer and grant certain options under the Option Plans of the Company. Currently, the sole member of the Secondary Option Committee is Mr. Hsu.

Audit Committee Report

    The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants, the audit report on the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. The Board of Directors of the Company adopted an Audit Committee Charter as of June 1, 2000, a copy of which is attached to this proxy statement as Exhibit A. The Audit Committee is currently comprised of Messrs. Tai, Kelley and Muraki. The Company believes that Messrs. Kelley and Muraki are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Tai serves in an executive capacity as a member of the board of managers of Forefront Associates LLC, the general partner of Forefront Venture Partners, L.P. ("Forefront"). The Company's 1998 capital contribution to Forefront exceeded 5% of Forefront's gross revenues. Consequently, Mr. Tai may not be considered independent under the NASD rule. Nevertheless, the Board has appointed him to serve on the Audit Committee due to Mr. Tai's substantial experience as a venture capital investor and an entrepreneur, as well as an executive officer and a director of numerous high technology companies. Moreover, the Board does not believe that Mr. Tai's role with Forefront would interfere with the exercise of independent judgment in carrying out his responsibilities as a director of the Company. Mr. St. Clair served on the Audit Committee until October 1, 2000. The Audit Committee met three times during fiscal year 2000.

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2000 with management and the Company's independent public accountants for that year, KPMG LLP ("KPMG"). The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee was also provided by KPMG the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG that firm's independence. The Audit Committee was provided written confirmations from management with respect to the non-audit services provided by KPMG and has considered whether the provision of such services is compatible with maintaining the auditor's independence. The Audit Committee has determined that the rendering of such services by KPMG is compatible with maintaining the auditors' independence.

    Based on the discussions with KPMG concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's financial statements for the fiscal year ended December 31, 2000 be included in its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                      The Audit Committee of the Board of Directors
                      Kenneth Tai
                      Nelson Lane Kelley
                      Toyohiko Muraki

Audit Fees

    The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2000 were approximately $1,303,000.

Financial Information Systems Design and Implementation Fees

    KPMG did not render any information technology services relating to financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

    The aggregate fees billed by KPMG for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were approximately $1,057,000.

DIRECTOR COMPENSATION

    Except for grants of stock options, directors of the Company who are executives generally do not receive compensation for services provided as a director. Beginning fiscal year 2000, non-executive directors are paid $30,000 annually as compensation for their services provided as a director. In addition, each non-executive director is paid $1,500 for each regular and special meeting of the Board attended. Each non-executive director is also paid an attendance fee of $500 for each meeting of any committee of the Board on which a non-executive director is a member, or a $1,000 attendance fee if such director serves as chairman of such committee. Mr. St. Clair received compensation for consulting services to the Company in the amount of $4,500 during the year ended December 31, 2000 and does not anticipate providing consulting services to the Company in the future.

    Non-employee Board members are eligible for option grants under the Automatic Option Grant Program included in either of the Option Plans. Under this program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering receives an option grant for the purchase of 20,000 shares on the date such individual joins the Board, if the individual has not been previously employed by the Company. In addition, at each annual meeting of stockholders, each individual who continues to serve and has served as a non-employee Board member for at least six months prior to the annual meeting is entitled to an additional option grant to purchase 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

    Non-employee Board members and directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under either of the Option Plans. Employee-directors also are eligible to participate in the Company's Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountant for the year ending December 31, 2001. KPMG was the Company's independent public accountant for fiscal 2000. On April 13, 2001, KPMG LLP, Mountain View, California, the independent public accountant previously engaged as the principal accountant to audit the financial statements of the Company, was dismissed by the Company. There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

    The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PWC. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

    Representatives of PWC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation Of The Board Of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of Common Stock as of March 31, 2001 for (a) each person who beneficially owns more than 5% of the Company's outstanding Common Stock, (b) each of the Company's directors, (c) each of the named executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and includes all shares over which the beneficial owner exercises voting or investment power. Options to purchase Common Stock that are presently exercisable or exercisable within 60 days of March 31, 2001 are considered outstanding for the purpose of calculating percentage ownership and are included in the total number of shares beneficially owned for the person holding those options. Except as otherwise indicated, and subject to community property laws where applicable, the Company believes, based on information provided by these persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Beneficial Ownership	Percentage of Class (1)
Wellington Management Co., LLP (2)	3,498,800	9.4%
FMR Corp. (3)	3,198,745	8.5
Metchem Engineering SA (4)	2,000,000	5.3
Gerald C. Hsu (5)	1,932,453	5.2
Moriyuki Chimura (6)	87,929	*
Charles St. Clair (7)	44,311	*
Dan Taylor (8)	10,000	*
Kenneth Tai (9)	7,083	*
Nelson Lane Kelley	—	—
Toyohiko Muraki	—	—
Noriko Ando (10)	225,460	*
Viraj J. Patel (11)	1,500	*
Paul Lo (12)	48,625	*
John H. Hsu (13)	2,277	*
All directors and executive officers as a group (11 persons) (14)	2,359,638	6.3
Stephen Wuu (15)	474,668	1.3

* Less than 1.0% of the outstanding shares of Common Stock.

(1)
Based on 37,413,077 shares of Common Stock outstanding as of March 31, 2001.

(2)
Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2001, and other information obtained by the Company. Wellington Management Co., LLP, held shared voting power as to 2,860,300 shares and shared dispositive power as to 3,498,800 shares. Wellington Management Co., LLP's address is 75 State Street, Boston, Massachusetts 02109.

(3)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, and other information obtained by the Company. FMR Corp. held sole voting power as to 409,245 shares and sole dispositive power as to 3,198,745 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,789,500 shares as a result of acting as investment adviser to various investment funds registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 2,7889,500 shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
Based on Schedule 13D filed with the Securities and Exchange Commission on July 27, 2000, and other information obtained by the Company. Metchem Engineering SA held sole voting power as to 2,000,000 shares and sole dispositive power as to 2,000,000 shares. Metchem Engineering SA's address is c/o Finaco Treuhand AG, Altstetterstrasse 126 P.O. Box 1705, CH 8048, Zurich, Switzerland.

(5)
Includes options to acquire 1,543,750 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(6)
Includes options to acquire 86,570 shares which could be purchased from the Company within 60 days upon exercise of the stock options. Mr. Chimura resigned as an executive officer of the Company in August 2000.

(7)
Includes options to acquire 41,396 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(8)
Consists of options to acquire 10,000 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(9)
Consists of options to acquire 7,083 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(10)
Includes options to acquire 104,460 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(11)
Consists of options to acquire 1,500 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(12)
Consists of options to acquire 48,625 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(13)
Includes options to acquire 1,417 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(14)
Includes options to acquire 1,844,801 shares which could be purchased from the Company within 60 days upon exercise of the stock options.

(15)
Includes options to acquire 86,248 shares which could be purchased from the Company within 60 days upon exercise of the stock options. Also includes 31,250 shares indirectly owned by Mr. Wuu's spouse. Mr. Wuu resigned as an executive officer of the Company on July 1, 2000, but is still employed by the Company.

    The following table sets forth information regarding the beneficial ownership of shares of Common Stock of Avant! Hi Tech, Inc., a majority-owned subsidiary of the Company, by each director and executive officer of the Company and by all directors and executive officers of the Company as a group, as of March 31, 2001. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and includes all shares over which the beneficial owner exercises voting or investment power. Except as otherwise indicated, and subject to community property laws where applicable, the Company believes, based on information provided by these persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Owner	Beneficial Ownership	Percentage of Class (1)
Gerald C. Hsu	1,000,000	5.0%
Moriyuki Chimura	—	—
Charles St. Clair	—	—
Dan Taylor	—	—
Kenneth Tai	—	—
Nelson Lane Kelley	—	—
Toyohiko Muraki	—	—
Noriko Ando	90,000	*
Viraj J. Patel	—	—
Paul Lo	70,001	*
John H. Hsu	600,000	3.0
All directors and executive officers as a group (11 persons)	1,760,001	8.8

* Less than 1.0% of the outstanding shares of Common Shares.

(1)
Based on 20,000,000 shares of Common Shares outstanding as of March 31, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Legal Fees

    In 2000, the Company paid directly the legal fees of Gerald C. Hsu in the amount of $64,779 and Stephen Wuu in the amount of $447,805 in connection with various criminal matters involving the executives and certain litigation matters involving the Company, including the litigation matter against Cadence Design Systems, Inc.

Joint Ventures

    During 1997 and 1996, respectively, the Company entered into joint ventures with Maingate Electronics, KK ("Maingate") of Japan and DavanTech Co., Ltd, ("DavanTech") of Korea. The joint ventures were formed for the purpose of consolidating distribution in their respective countries. At December 31, 2000, the Company owned 35% of Maingate; Gerald C. Hsu, the Company's Chairman of the Board, President and Chief Executive Officer owned 40%; Noriko Ando, the Company's Executive Operating Officer, Operations, owned 2%; and the remaining 23% of Maingate was owned by the Eigen Fund, a private investment fund. Certain directors and executive officers of the Company own a total of 33% of the Eigen Fund, including directors Charles St. Clair and Moriyuki Chimura, who each own 15%, and Paul Lo, who owns 3%. In January 2001, Maingate repurchased shares from the Company, which represented 20% of Maingate's outstanding equity, for a total of $995,990. The Company's Board determined that this purchase price was reasonable. This reduced the Company's ownership of Maingate to 18.8% and increased Mr. Hsu's, Ms. Ando's and the Eigen Fund's ownership to 50%, 2.5% and 28.7%, respectively. Moriyuki Chimura has served as President of Maingate since September 2000. The Company owns 19.4% of DavanTech, and Mr. Hsu owns 8.2%.

    Other than the possible appreciation of their investments in Maingate and DavanTech, none of Ms. Ando, Mr. Hsu, Mr. St. Clair, Mr. Chimura and Mr. Lo has derived, directly or indirectly, any remuneration as a result of the agreements between the Company and either Maingate or DavanTech. The Company believes that the distributorship agreements that the Company entered into with Maingate and DavanTech are comparable, from a financial point of view, with the agreements the Company had with its previous distributors in the region and contain no better terms, from a financial point of view, than the Company could have negotiated with other potential distributors.

    The Company recognizes software license revenue sold to these joint ventures when cash is collected by the joint ventures from the end users or by the Company. Revenues from sales to Maingate and DavanTech during 2000 were $25.5 million and $4.5 million, respectively, up from $16.8 million and $2.1 million, respectively, in 1999. At December 31, 2000, the amount due from affiliates consisted of trade receivables of $0 from Maingate and $0.8 million from DavanTech. At December 31, 1999, the amount due from affiliates included trade receivables of $2.7 million from Maingate and $1.9 million from DavanTech, of which $1.0 million was a loan to DavanTech made during 1998.

Forefront Venture Partners

    During 1998, the Company invested $10.0 million in Forefront, which represents a 53.9% ownership of the partnership. The partnership is controlled and managed by a general partnership of which Kenneth Tai, a director of the Company, is a member. The Company accounts for this investment by the equity method because the Company does not control Forefront. During 2000 and 1999, the Company recorded $18.8 million and $5.7 million, respectively, of equity income related to Forefront, which consisted primarily of unrealized appreciation of the venture capital investments which occurred in the fourth quarter. The Company believes that, due to the nature of venture capital investing, its investment in Forefront will be subject to significant fluctuation which could result in the Company recording significant income and losses in the future.

Semiconductor Manufacturing International Corporation

    In August 2000, the Company's board of directors authorized a subsidiary of the Company to invest up to $100 million in Semiconductor Manufacturing International Corporation ("SMIC"), a development stage company in the process of establishing a semiconductor fabrication facility in Shanghai, China, which would result in the acquisition of shares totaling approximately 11% of the equity interests in SMIC. The Company invested $7.5 million on December 31, 2000, $15.0 million on January 15, 2001 and $40.0 million on March 15, 2001. The Company expects to invest an additional $37.5 million in SMIC within the next fifteen months, but may invest more if SMIC requires more equity capital than it currently anticipates and the Company seeks to maintain or increase its ownership percentage in SMIC. The Company is entitled to nominate one of the eight members of SMIC's board of directors and Gerald C. Hsu presently serves as a member of SMIC's board. Mr. Hsu invested $1.0 million in SMIC prior to the Company's initial investment in SMIC.

Avant! Hi Tech

    In 2000, Avant! Hi Tech, Inc., a Taiwan corporation and formerly wholly-owned subsidiary of the Company ("Avant! Hi Tech"), sold Common Shares representing a minority interest to certain of its officers, directors and key employees, some of whom are directors and executive officers of the Company. The ownership interests of certain directors and executive officers of the Company in Avant! Hi Tech are set forth in the above section entitled "Stock Ownership of Certain Beneficial Owners and Management." These Common Shares were purchased at fair market value as reasonably determined in good faith by the board of directors of Avant! Hi Tech.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

Chief Executive Officer

    The Company entered into an amended and restated employment agreement with Mr. Hsu in August 2000. Under the terms of the employment agreement, which expires on December 31, 2008, the Company will pay Mr. Hsu an annual salary of no less than $1,200,000, which amount is adjusted annually at the discretion of the Compensation Committee (as adjusted, the "Minimum Salary"). In addition, Mr. Hsu is entitled to receive a discretionary annual cash bonus based on the performance of the Company and Mr. Hsu, which amount is determined by the Compensation Committee but in no event shall be less than 50% of the Minimum Salary per year.

    The Company may only terminate Mr. Hsu's employment for cause, in the event of his mental or physical disability or death, or upon expiration of the employment agreement or any renewal term. Mr. Hsu may terminate his employment at any time for any reason. In the event of the Involuntary Termination of Mr. Hsu's employment. Mr. Hsu is entitled to deferred compensation, defined as the sum of the Minimum Salary on such termination date plus 110% of the amount of the bonus paid during the year preceding such termination. In addition, in the event of his Involuntary Termination, Mr. Hsu is entitled to a cash payment equal to his annual Minimum Salary multiplied by the greater of: (a) the number of years remaining in the balance of the term of his employment under the employment agreement, or (b) five years, as of the date of the termination. In addition, any outstanding options held by Mr. Hsu will automatically vest in full, and any repurchase rights of the Company in connection with any Common Stock previously issued to Mr. Hsu will terminate.

    "Involuntary Termination," as defined in Mr. Hsu's employment agreement, means a termination of employment by reason of (i) Mr. Hsu's involuntary dismissal other than for cause, (ii) the Company's failure to comply with the terms of the employment agreement after having received five days notice of such non-compliance, (iii) the assignment to Mr. Hsu of any duties inconsistent with the offices of Chairman, President or Chief Executive, (iv) the involuntary relocation of Mr. Hsu's office to any place not reasonably close to the current executive offices, (v) a charge of breach by the Company of the terms of the employment agreement which have been determined by final judgment to have been made without adequate basis in law or fact, (vi) the sale by the Company of all or substantially all of its assets and business or a merger or consolidation of the Company with a Company other than a subsidiary of the Company, in which the shareholders of the Corporation, prior to the merger or consolidation, own less than a majority of the company surviving such merger or consolidation, (vii) after a "change in control," as defined below, (viii) any attempt to reduce the Minimum Salary paid to Mr. Hsu or (ix) the Company's failure to cause any successor to all or substantially all of its assets to expressly assume the role of the Company in the employment agreement.

    Under Mr. Hsu's employment agreement, a "change of control" shall be deemed to have occurred if, at any time prior to the expiration of the employment agreement, voting power representing more than 25% of the Company's outstanding common stock shall be acquired, directly or indirectly, by any person, other than persons who are members of the Company's Board as of the date of the employment agreement. A change of control shall not include increases in the percentage of voting power of persons who beneficially own or control stock on the date of the employment agreement which occur solely as a result of a reduction in the number of shares outstanding.

Stock Option Plan

    The Board, the Compensation Committee or the Secondary Option Committee has the authority under the Option Plans to accelerate the vesting of shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers under the Option Plans, in the event of the termination of their employment (whether involuntarily or through a forced resignation) following a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership. Upon the occurrence of either of the following transactions, referred to as a "corporate transaction:"

     (i) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

    (ii) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under such Option Plan will, immediately prior to the effective date of the corporate transaction, become fully exercisable. However, an outstanding option will not accelerate if and to the extent: (i) such option is, in connection with the corporate transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent); (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option; or (iii) the acceleration of such option is subject to other limitations imposed by the Board or Committee at the time of the option grant. Immediately following the consummation of the corporate transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

    In addition, upon a corporate transaction, the Company's outstanding repurchase rights applicable to options granted under the Discretionary Option Grant Program will terminate automatically unless assigned to the successor corporation.

    Any options which are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time will automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the corporate transaction will automatically terminate and the shares of Common Stock subject to those terminated rights will immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within 18 months following the effective date of such corporate transaction. Any options so accelerated will remain exercisable until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the involuntary termination.

    Upon the occurrence of the following transactions, each referred to as a "change in control:"

     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation, or

    (ii) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members ceases, by reason of a proxy contest, to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members by a majority of the Board in (a) who were still in office at the time such election or nomination was approved by the Board, the Board or Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Board or Committee also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the change in control.

Severance Agreements with Certain Executive Officers

    The Company entered into a severance agreement with certain executive officers of the Company on February 18, 2000. Under the terms of the severance agreements, upon any involuntary termination of such executive's employment that occurs within six months after a change of control (as defined above), the Company shall pay such executive a cash termination payment equal to a certain number of years of such executive's annual base salary in effect either on the date of termination or the date immediately prior to the change of control, which ever is greater.

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO"), to administer the Option Plans with respect to executive officers, and to supervise the administration of the Company's Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the exclusive authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee, as well as being the sole member of the Secondary Option Committee, which administers and grant options under the 2000 Option Plan to employees other than executive officers and directors who are subject to the reporting provisions of Section 16(a) of the Exchange Act.

    For 2000, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies.

    GENERAL COMPENSATION POLICY.  The Company's compensation policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. The CEO's objective is to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

    Base Salary.  The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent, based on informal surveys conducted by the Company.

    Annual Cash Bonuses.  Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year, a range for the executive's contribution and a measure of customer satisfaction. For 2000, the Company exceeded its performance targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and individual objectives, with greater weight being given to achievement of corporate rather than individual objectives.

    Long-Term Incentive Compensation.  During 2000, the Company granted options to Gerald C. Hsu, Moriyuki Chimura, Noriko Ando, John H. Hsu, Sheng-Chun (Paul) Lo, Stephen Wuu and Sam Chang under the 2000 Option Plan. Typically, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. In general, the size of each grant is set at a level that the CEO and Committee deem appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varies from individual to individual.

    Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The options generally vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company, and the vesting schedule is adjusted to reflect existing grants to ensure a meaningful incentive in each year following the year of grant. Accordingly, the options will provide a return to the executive officer only if he remains employed by the Company, and then only if the market price of the Company's Common Stock appreciates over the option term.

  CEO COMPENSATION.

    2000 Salary.  The 2000 annual base salary for Mr. Hsu, the Company's Chief Executive Officer ("CEO"), was established by the Committee in February 2000 at $1,200,000, compared to $800,000 in 1999. The Committee awarded this salary increase based on the attainment by the Company and Mr. Hsu of performance goals set by the Committee in a meeting held on April 8, 1999. These goals included significant increases in the Company's revenues, net income and diluted earnings per share from 1998 to 1999, and Mr. Hsu's efforts toward new product development, strategic business combinations and procedures to reduce costs and improve productivity.

    2000 Cash Bonus.  In February 2001, the Committee awarded the CEO a cash bonus of $2,800,000 for his services in 2000. The Committee awarded this bonus based on the attainment by the Company and Mr. Hsu of the performance goals for 2000 described above.

    2000 Stock Options.  On March 14, 2000, the Committee awarded the CEO two options each to purchase 300,000 shares of the Company's common stock and on February 20, 2001, the Committee awarded a third option to purchase 500,000 shares of the Company's common stock, pursuant to the Committee's authorization in February 2000 which tied the awards to the attainment by the Company and Mr. Hsu of the performance goals as described above. The exercise price of each of these options is the closing price of the Company's Common Stock on March 14, 2000 and February 20, 2001, or

$12.75 and $15.00, respectively. The initial grant on March 14, 2000 and the grant on February 20, 2001 vests as follows: 25% at the one year anniversary date of the grant, with the remainder vesting in equal monthly installments for a three-year period, contingent upon the executive officer's continued employment with the Company. The second grant on March 14, 2000 vested immediately as to 231,250 shares, with the remainder vesting at the rate of 6,249 shares per month of continuous service through the end of February 2001.

    TAX LIMITATION.  As a result of federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Both of the Option Plans include a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted options. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option granted by the Compensation Committee under such Option Plan with an exercise price equal to the fair market value of the Common Stock on the grant date will not be subject to the $1 million limitation provided that the Compensation Committee meets certain requirements set forth in Section 162(m) of the Internal Revenue Code. The cash compensation to be paid to the Company's CEO for the 2000 fiscal year exceeds the $1 million limit, and the Committee has decided not to limit the dollar amount of cash compensation payable to the Company's CEO or other executive officers to $1 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At the end of fiscal year 2000, the members of the Compensation Committee were Mr. Taylor and Mr. Muraki. Mr. Muraki was appointed to serve on the Compensation Committee following the resignation by Mr. St. Clair on October 1, 2000, who had served as a member in fiscal year 2000 until his resignation. Mr. St. Clair was an officer of the Company but was not an employee during 2000 and resigned from his position as an officer of the Company on September 1, 2000. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

STOCK PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between June 7, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 2000 to the cumulative total return of (i) The Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) The Nasdaq Computer & Data Processing Stocks Total Return Index for The Nasdaq Stock Market ("Nasdaq CDP Index") over the same period. This graph assumes the investment of $100 on June 7, 1995 in the Company's Common Stock, The Nasdaq Stock Market-U.S. Index or the Nasdaq CDP Index, and assumes the reinvestment of dividends, if any.

    The comparisons shown in the graph below are based upon historical data, and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Comparison of 67 Month Cumulative Total Return among Avant! Corporation, The Nasdaq Stock Market (U.S.) Index and The Nasdaq Computer And Data Processing Index

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following Summary Compensation Table sets forth the compensation earned by (a) the Company's Chief Executive Officer, (b) each of the four other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2000 and (c) two other individuals who would have been among the four most highly compensated officers if they had been executive officers at year end (collectively, the "Named Officers"), each of whose salary and bonus for 2000 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year. Salary and bonus figures include amounts deferred under the Company's 401(k) plan as well as amounts earned in the stated year but not yet paid or paid in the subsequent year. The Company did not grant any stock appreciation rights or make any long-term incentive payments during the years covered by the table.

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation				Number of Securities Underlying Options
All Other Compensation
Name and Principal Position	Year	Salary		Bonus
Gerald C. Hsu President and CEO	2000 1999 1998	$1,200,000 800,000 600,000		$2,800,000 1,600,000 1,200,000		1,100,000 300,000 250,000	$5,250 5,000 5,000	(1) (1) (1)
Noriko Ando	2000 1999 1998	350,000 250,000 158,993	(2) (3)	1,110,000 500,000 16,800	(2) (4)	50,000 — 68,000	— — —
Viraj J. Patel (5)	2000 1999	140,000 17,780		108,157 10,000		4,000	5,250 —	(1)
Paul Lo	2000 1999 1998	198,735 147,769 136,144		530,878 91,569 79,875		20,000 — 59,000	5,250 —	(1)
John H. Hsu	2000 1999 1998	209,996 107,882 53,308		778,629 7,000 23,085		90,000 2,000	— 2,400 2,221	(1) (1)
Stephen Tzyh-Lih Wuu (6)	2000 1999 1998	350,000 250,000 197,917		682,646 400,000 —		40,000 — 10,000	5,250 5,000 4,531	(1) (1) (1)
Moriyuki Chimura (7)	2000 1999 1998	350,000 250,000 150,000		261,022 400,000 50,000		40,000 80,000 80,000	— — —

(1)
Represents amounts contributed to the executive's 401k plan account.

(2)
Includes $960,000 paid to Ms. Ando by Avant! Japan, a wholly-owned subsidiary of the Company.

(3)
Represents $9,595 paid to Ms. Ando by Avant! Japan and $149,398 paid to Ms. Ando by Maingate.

(4)
All of this amount was paid to Ms. Ando by Maingate.

(5)
Mr. Patel's employment with the Company began in November 1999.

(6)
Mr. Wuu resigned as an executive officer of the Company on July 1, 2000, but is still employed by the Company.

(7)
Mr. Chimura was employed by the Company as an officer from April 1999 to August 2000.

    The following table contains information required under applicable SEC rules regarding stock options granted during fiscal year 2000 to our named executive officers:

Option Grants in Last Fiscal Year
Individual Grants
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2000 (2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
			Exercise Price (3)	Expiration Date
Name					5%	10%
Gerald C. Hsu (5)	600,000 500,000	24.9 20.7%	$12.75 15.00	03/14/2010 02/20/2011	$4,811,044 4,716,710	$12,192,130 11,953,070
Noriko Ando	50,000	2.1	14.25	08/14/2010	448,087	1,135,542
Viraj J. Patel	—	—	—	—	—	—
Paul Lo	20,000	0.8	14.25	08/14/2010	179,235	454,217
John H. Hsu	90,000	3.7	14.25	08/14/2010	806,557	2,043,975
Stephen Wuu	40,000	1.7	14.25	08/14/2010	358,470	908,433
Moriyuki Chimura	40,000	1.7	14.25	08/14/2010	358,470	908,433

(1)
Except as otherwise indicated, 25% of the option shares vest after the first 12 months of service to the Company measured from the Vesting Commencement Date, and the remaining 75% of the option shares vest in a series of successive equal monthly installments upon the optionee's completion of each of the following thirty-six months of service to the Company.

(2)
Based on options to purchase 2,413,119 shares of Common Stock granted in 2000.

(3)
The exercise price for the options may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date. The options have a maximum term of 10 years, measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options will vest upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is transferred to the acquiring entity.

(4)
The potential realizable value of the options reported above was calculated by assuming that the market price of the Common Stock of the Company appreciates 5% and 10% from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options. Unless the executive officer remains employed until he vests in the option shares and the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5)
Mr. Hsu was granted two options each to purchase 300,000 shares of the Company's common stock on March 14, 2000, and an additional option to purchase 500,000 shares of the Company's common stock on February 20, 2001. The exercise price of each of these options is the closing price of the Company's Common Stock on March 14, 2000 and February 20, 2001, or $12.75 and $15.00, respectively. One of the option grants on March 14, 2000 vested immediately as to 231,250 shares, with the remainder vesting at the rate of 6,249 shares per month of continuous service through the end of February 2001.

    The following table contains information required under applicable SEC rules concerning the exercise of stock options during the fiscal year 2000 by each of our named executive officers and the number and value of unexercised options held by each of our named executive officers on December 31, 2000:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

		Value Realized (Market Price at Exercise Price) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised in-the-Money Options at Fiscal Year-End (2)
	Shares Acquired on Exercise
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald C. Hsu	—	—	1,293,230	748,437	$3,513,253	$3,053,415
Noriko Ando	—	—	94,377	76,624	533,181	342,740
Viraj J. Patel	—	—	1,083	2,917	3,452	9,298
Paul Lo	—	—	44,563	31,937	405,444	151,212
John Hsu	—	—	1,209	92,000	6,949	370,488

(1)
The amounts reported in this column reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2)
The amounts reported in these columns reflect the amount by which the fair market value of the Common Stock of the Company on December 29, 2000 ($18.31 per share, which was the closing price on such date as reported on the Nasdaq National Market), exceeded the exercise price of the option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of the Board, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders, except that Paul Lo and John Hsu each filed one Form 3 nine and sixteen weeks late, respectively. Mr. Lo's Form 3 and Mr. Hsu's Form 3 both reported the fact that they were newly appointed executive officers of the Company.

FORM 10-K

    The Company will mail without charge, upon written request, a copy of the Company's Form 10-K report for 2000, including the financial statements, schedules and list of exhibits. Requests should be sent to Avant! Corporation, 46871 Bayside Parkway, Fremont, California 94538, Attn.: James C. Chiang, Secretary.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholder proposals that are intended to be presented at the 2002 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 27, 2001 in order to be included. Such stockholder proposals should be addressed to Avant! Corporation, 46871 Bayside Parkway, Fremont, California 94538, Attn.: James C. Chiang, Secretary.

OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,
Gerald C. Hsu President, Chief Executive Officer and Chairman of the Board of Directors
Fremont, California April 23, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

    THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

EXHIBIT A

AVANT! CORPORATION

AUDIT COMMITTEE CHARTER

     Adopted by the Board of Directors May 17, 2000 to take effect on June 1, 2000

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, and (2) the independence and performance of the Company's independent auditors.

The membership of the Audit Committee shall meet the numerical composition, independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditor attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review the annual audited financial statements with management prior to their being filed, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3.
If the Audit Committee finds the annual financial statements acceptable, it shall then, in accordance with the SEC regulations, report to the Board its recommendation for acceptance and publication of such acceptance in the Annual Report on Form 10-K.

4.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

5.
Review with management and the independent auditor the Company's quarterly financial statements prior to their public release and filing of its Form 10-Q.

6.
Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.
Review major changes in the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

8.
Recommend to the Board the appointment of the independent auditing firm and require of the firm so appointed confirmation in writing their understanding that they are ultimately accountable to the Board of Directors of the Company and its Audit Committee.

9.
Approve the fees to be paid to the independent auditor.

10.
Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

11.
Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

13.
Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

14.
Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

15.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 90 relating to the conduct of the audit.

16.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

  (a)
  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

  (b)
  Any changes required in the planned scope of the internal audit.

17.
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statements.

18.
Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, and any material reports or inquiries received from regulators or governmental agencies.

19.
Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

2

PROXY		PROXY
AVANT! CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

    The Board of Directors recommends a vote FOR each of the nominees listed below and a vote FOR the other proposals. This proxy, when properly executed, will be voted as specified below. This proxy will be voted FOR the election of the nominees listed below and FOR the other proposals if no specification is made.

    1.  To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES: Gerald C. Hsu, Moriyuki Chimura, Nelson Lane Kelley, Toyohiko Muraki, Charles L. St. Clair, Kenneth Tai, Dan Taylor.

For All	Withhold All	For All Except
/ /	/ /	/ /

FOR ALL NOMINEES, EXCEPT FOR ANY NOMINEE(S) WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

    2.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

For	Against	Abstain
/ /	/ /	/ /

    3.  To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

For	Against	Abstain
/ /	/ /	/ /

Mark here for address change / /

And note it below.

Please sign your name.

Dated:                          , 2001

Signature(s):

Please sign exactly as your name(s) appear on your stock certificate.

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT!

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF AVANT! CORPORATION

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 22, 2001 and the Proxy Statement and appoints Gerald C. Hsu and Viraj J. Patel, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Avant! Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Company's offices at 46871 Bayside Parkway, Fremont, California on May 22, 2001, at 9:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

QuickLinks

PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
Comparison of 67 Month Cumulative Total Return among Avant! Corporation, The Nasdaq Stock Market (U.S.) Index and The Nasdaq Computer And Data Processing Index
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
AVANT! CORPORATION AUDIT COMMITTEE CHARTER